UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e)

On November 16, 2017, Lear Corporation (the “Company”) announced that Matthew J. Simoncini tendered to the Board of Directors of the Company (the “Board”) on November 15, 2017 written notice of his resignation as President and Chief Executive Officer of the Company and as a member of the Board, effective February 28, 2018. Thereafter, Mr. Simoncini will continue to serve as a non-executive employee of the Company, in a transition and advisory role, until his retirement from the Company on January 4, 2019. The Board has elected Raymond E. Scott to serve as Mr. Simoncini’s replacement in the role of President and Chief Executive Officer of the Company, effective February 28, 2018, and has also appointed Mr. Scott as a member of the Board, for a term beginning on February 28, 2018 and ending on the date of the 2018 annual meeting of stockholders of the Company.

Mr. Scott, age 52, currently serves as the Company’s Executive Vice President and President, Seating, a position he has held since November 2011. Previously, he served in other positions at the Company, including as Senior Vice President and President, North American Seat Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000.

In connection with the transition, the Company and Mr. Simoncini entered into a Second Amended and Restated Employment Agreement (the “Simoncini Agreement”), effective February 28, 2018. Under the Simoncini Agreement, Mr. Simoncini will serve as a non-executive employee of the Company in a consulting and advisory role, from the effective date thereof through Mr. Simoncini’s retirement from the Company on January 4, 2019 (or his earlier termination in accordance with the Simoncini Agreement) (the “Term”). During the Term, Mr. Simoncini will assist with the leadership transition as reasonably requested by Mr. Scott, including working on special projects and community relations efforts. In exchange for providing such transition services during the Term, Mr. Simoncini will receive a base salary of $15,000 per month, continue to participate in the Company’s employee benefit plans, as in effect from time to time, and be eligible to receive a cash performance bonus solely with respect to the two months in the 2018 performance year during which he will serve as President and Chief Executive Officer of the Company (determined based on Mr. Simoncini’s base salary in effect during those two months).

In the event that Mr. Simoncini’s employment terminates for any reason during the Term, Mr. Simoncini will not be entitled to receive any cash severance benefits. However, if Mr. Simoncini’s employment terminates prior to January 4, 2019 due to Mr. Simoncini’s incapacity, without “cause,” for “good reason,” or due to Mr. Simoncini’s death, (i) his outstanding and unvested time-based equity awards under the Company’s 2009 Long-Term Stock Incentive Plan, as amended (the “LTSIP”), will vest in full and (ii) Mr. Simoncini will be entitled to receive vesting of any performance-based awards under the LTSIP through January 4, 2019. The Simoncini Agreement otherwise contains terms substantially similar to those of Mr. Simoncini’s employment agreement in effect prior to the amendment and restatement, including restrictive covenants relating to non-competition, confidential information, and non-solicitation of the Company’s employees and customers.

A copy of the press release announcing Mr. Scott’s appointment President and Chief Executive Officer of the Company and as a member of the Board and Mr. Simoncini’s concurrent transition to a non-executive employee role, in each case, effective February 28, 2018, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release, dated November 16, 2017, announcing the appointment of a new President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: November 16, 2017	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

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